UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2018

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431 (Commission File Number)	95-4676679 (I.R.S. Employer Identification No.)
(State or other jurisdiction of incorporation or organization)

630 East Foothill Blvd. San Dimas, California		91773 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Section 8 – Other Events

Item 8.01.	Other Events

San Dimas, California. . . American States Water Company (NYSE:AWR) announced that on November 28, 2018, its regulated utility subsidiary Golden State Water Company (GSWC), on behalf of its Bear Valley Electric Service (BVES) division, and the Public Advocates Office at the California Public Utilities Commission (CPUC) filed a joint motion to adopt a settlement agreement between GSWC and the Public Advocates Office in connection with the electric utility general rate case. GSWC had filed a general rate case application in May 2017 for BVES to determine new rates for the years 2018 – 2021.   A decision in this case is expected in 2019 and when approved by the CPUC, the new rates will be retroactive to January 1, 2018.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Settlement Agreement in a General Rate Case

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
Date: December 3, 2018	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
Date: December 3, 2018	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary